Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive Omaha, NE 68154	David Pleiss Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Second Quarter 2015 Results

Company Declares Quarterly Dividend and Updates 2015 Guidance

OMAHA, NE, August 3, 2015 – West Corporation (NASDAQ:WSTC), a leading provider of technology-enabled communication services, today announced its second quarter 2015 results.

Key Quarterly Highlights:

Unaudited, in millions except per share amounts	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Revenue	$571.9	$552.3	3.5%	$1,137.4	$1,087.5	4.6%
Adjusted EBITDA from Continuing Operations[1]	170.7	164.6	3.7%	339.8	323.7	5.0%
EBITDA from Continuing Operations[1]	163.6	160.9	1.7%	325.7	316.0	3.1%
Adjusted Operating Income[1]	140.0	132.6	5.5%	274.1	262.6	4.4%
Operating Income	116.4	115.6	0.8%	227.1	229.8	-1.1%
Adjusted Income from Continuing Operations[1]	67.3	58.4	15.2%	134.2	113.5	18.2%
Income from Continuing Operations	49.2	44.5	10.5%	97.9	86.6	13.0%
Adjusted Earnings per Share from Continuing Operations - Diluted[1]	0.79	0.68	16.2%	1.56	1.33	17.3%
Earnings per Share from Continuing Operations - Diluted	0.58	0.52	11.5%	1.14	1.01	12.9%
Free Cash Flow from Continuing Operating Activities[1,2]	69.6	72.4	-3.9%	91.7	118.0	-22.3%
Cash Flows from Continuing Operating Activities	98.1	106.5	-7.8%	156.5	184.3	-15.1%
Cash Flows used in Continuing Investing Activities	(45.3)	(377.4)	-88.0%	(83.7)	(408.8)	-79.5%
Cash Flows from (used in) Continuing Financing Activities	(56.3)	167.5	NM	(290.7)	144.7	NM

“West delivered revenue growth and improved earnings during the second quarter, highlighted by 16 percent growth in adjusted earnings per share, despite headwinds from foreign currency translation, as demand for our expanding service offerings continues to resonate in the market,” said Tom Barker, chairman and chief executive officer of West Corporation. “During the quarter, we completed our second successful secondary common stock offering of the year, which has resulted in an increase in our float, higher trading volume and a broader institutional shareholder base.”

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable September 3, 2015 to shareholders of record as of the close of business on August 24, 2015.

Operating Results Reflect Previous Divestiture

As previously disclosed, on March 3, 2015, the Company completed the sale of several of its agent-based services businesses. The operating results for the businesses that were sold have been reflected as discontinued operations in the Company’s consolidated financial statements for all periods presented. Unless otherwise noted, the Company has presented herein its operating results from continuing operations, which excludes discontinued operations.

Consolidated Operating Results

For the second quarter of 2015, revenue was $571.9 million compared to $552.3 million for the same quarter of the previous year, an increase of 3.5 percent. Organic revenue growth was 2.4 percent for the quarter. Revenue from acquired entities3 was $26.2 million during the second quarter of 2015, contributing 4.7 percent to the Company’s growth. The Company’s revenue growth rate was partially offset by 3.6 percent from the impact of foreign currency exchange rates and a previously disclosed client loss. Details of the Company’s revenue growth are presented in the statements of operations below.

Adjusted EBITDA1 for the second quarter of 2015 was $170.7 million compared to $164.6 million for the second quarter of 2014, an increase of 3.7 percent. Foreign currency exchange rates negatively impacted adjusted EBITDA by approximately $4.7 million in the second quarter of 2015. Adjusted EBITDA margin was 29.8 percent for the second quarter of 2015, consistent with the year ago quarter. EBITDA1 was $163.6 million in the second quarter of 2015 compared to $160.9 million in the second quarter of 2014, an increase of 1.7 percent.

Adjusted income from continuing operations1 was $67.3 million in the second quarter of 2015 compared to $58.4 million for the second quarter of 2014, an increase of 15.2 percent. Income from continuing operations increased 10.5 percent to $49.2 million in the second quarter of 2015 compared to $44.5 million in the same quarter of 2014. This increase was primarily due to the reduction in interest expense as a result of the Company’s debt refinancing in 2014.

Balance Sheet, Cash Flow and Liquidity

At June 30, 2015, West Corporation had cash and cash equivalents totaling $158.5 million and working capital of $265.3 million. Interest expense was $38.6 million during the second quarter of 2015 compared to $48.4 million during the comparable period the prior year, as a result of the previously mentioned debt refinancing.

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities4, was 4.82x at June 30, 2015.

Cash flows from continuing operating activities were $98.1 million for the second quarter of 2015 compared to $106.5 million in the same period of 2014. Tax payments related to the divestiture gain

[1]	See Reconciliation of Non-GAAP Financial Measures below.
[2]	Free cash flow is calculated as cash flows from operating activities less cash capital expenditures.
[3]	Revenue from acquired entities includes SchoolMessenger after April 21, 2014, Health Advocate after June 13, 2014, 911 Enable after September 2, 2014, SchoolReach after November 3, 2014 and SharpSchool after June 1, 2015.
[4]	Based on loan covenants. Covenant leverage ratio is debt net of cash and excludes accounts receivable securitization debt.

NM:	Not Meaningful

and the timing of interest payments drove the reduction in cash flows from operations for the most recent quarter. Free cash flow1, 2 decreased 3.9 percent to $69.6 million in the second quarter of 2015 compared to $72.4 million in the second quarter of 2014. This decrease was due to the reduction in cash flows from operating activities described above slightly offset by a decrease in capital expenditures. During the second quarter of 2015, the Company invested $28.6 million, or 5.0 percent of revenue, in capital expenditures primarily for software and computer equipment.

“We generated nearly $100 million of cash from operations in the quarter, further expanding our ability to continue to deploy capital into attractive projects,” said Jan Madsen, chief financial officer of West Corporation. “During the quarter, we put our capital to work as we completed the acquisition of SharpSchool, further expanding our attractive suite of solutions for the education market, and repurchased one million shares of our common stock, while continuing to return cash to shareholders through our dividend.”

Secondary Offering and Share Repurchase

On June 24, 2015, the Company completed an underwritten public offering of 7,000,000 shares of common stock by certain of its existing stockholders at a public offering price of $30.75 per share. The Company did not receive any proceeds from the offering by the selling stockholders. Concurrent with the closing of the offering, West repurchased 1,000,000 shares of common stock from the selling stockholders at approximately $30.36 per share, which was the purchase price at which the shares of common stock were sold to the public in the underwritten offering, less underwriting discounts and commissions, for a total of approximately $30.4 million. On July 22, 2015, the underwriter purchased 200,000 additional shares at $30.75 per share pursuant to a partial exercise of its purchase option.

Acquisition

Effective June 1, 2015, the Company completed the acquisition of substantially all of the assets of Intrafinity, Inc., doing business as SharpSchool, a leading provider of website and content management system (CMS) software-as-a-service solutions for the K-12 education market. The purchase price was approximately $17.2 million and was funded with cash on hand. SharpSchool will be integrated into West’s SchoolMessenger business.

Updated Guidance

The Company has updated its 2015 guidance to reflect actual results for the first half of the year and current expectations for the remainder of the year in the table below. The Company has reduced revenue guidance primarily due to the following two factors:

•	The change in foreign currency exchange rates between the original guidance provided in January and current rates. In January, the Company expected foreign currency exchange rates to negatively impact 2015 revenue by approximately $32 million. The Company now expects foreign currency exchange rates to negatively impact 2015 revenue by approximately $42 million.

•	The loss of a client in the Company’s Telecom Services operating segment. This client has made the decision to consolidate its business with a single network provider. The Company expects this loss to negatively impact second half 2015 revenue by approximately $15 million. The client expects the transition to begin in the third quarter of 2015 and be completed by November 2015.

Due to year-to-date results and share buybacks, the Company has adjusted its share count and raised its earnings per share, adjusted net income and adjusted earnings per share guidance ranges. The Company has also adjusted its leverage ratio guidance based on year-to-date uses of cash for share repurchases and the repayment of its revolving trade accounts receivable financing facility.

In millions except per share and leverage ratio	Original 2015 Guidance	Updated 2015 Guidance	Reaffirmed 2015 Guidance
Consolidated Revenue	$2,295 - $2,340	$2,275 - $2,310
Adjusted Operating Income	$536 - $560		$536 - $560
Operating Income	$445 - $470		$445 - $470
Adjusted EBITDA	$680 - $703		$680 - $703
EBITDA	$653 - $678		$653 - $678
Adjusted Net Income	$257 - $267	$259 - $267
Net Income	$190 - $200		$190 - $200
Adjusted Earnings per Share - Diluted	$2.96 - $3.08	$3.02 - $3.12
Earnings per Share - Diluted	$2.20 - $2.31	$2.22 - $2.33
Cash Flows from Operations	$420 - $460		$420 - $460
Capital Expenditures	$150 - $170		$150 - $170
Free Cash Flow	$270 - $300		$270 - $300
Net Debt to pro forma Adjusted EBITDA ratio	4.30x - 4.50x	4.55x - 4.75x
Full year average diluted share count	86.6 - 86.8	85.5 - 85.7

“While we are disappointed in having to reduce our revenue guidance range due to the difficult exchange rate environment and the loss of a telecom services client, we are pleased that the strength of the West model allows us to maintain and raise our full year guidance on our other operating metrics,” continued Barker.

Conference Call

The Company will hold a conference call to discuss these topics on Tuesday, August 4, 2015 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include unified communication services, public safety services, interactive services such as automated notifications, carrier services and agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. The statements contained in the 2015 guidance and other statements concerning the Company’s prospects are forward-looking statements. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive markets; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Three Months Ended June 30,
	2015	2014		2015
	Actual	Actual	% Change	Adjusted (1)
Revenue	$571,891	$552,319	3.5%	$571,891
Cost of services	245,266	239,695	2.3%	245,266
Selling, general and administrative expenses	210,192	197,063	6.7%	186,633

Operating income	116,433	115,561	0.8%	139,992
Interest expense, net	38,433	48,361	-20.5%	33,426
Other expense (income), net	100	(2,473)	NM	100

Income from continuing operations before tax	77,900	69,673	11.8%	106,466
Income tax expense attributed to continuing operations	28,677	25,146	14.0%	39,193

Income from continuing operations	49,223	44,527	10.5%	67,273
Income from discontinued operations, net of income taxes	358	3,232	-88.9%	376

Net income	$49,581	$47,759	3.8%	$67,649

Weighted average shares outstanding:
Basic	83,394	83,953		83,394
Diluted	85,592	85,398		85,592

Earnings per share - Basic:
Continuing operations	$0.59	$0.53	11.3%	$0.81
Discontinued operations	0.00	0.04	NM	0.00

Total Earnings Per Share - Basic	$0.59	$0.57	3.5%	$0.81

Earnings per share - Diluted:
Continuing operations	$0.58	$0.52	11.5%	$0.79
Discontinued operations	0.00	0.04	NM	0.00

Total Earnings Per Share - Diluted	$0.58	$0.56	3.6%	$0.79

SELECTED FINANCIAL DATA:

	2Q15 vs.	Contribution
	2Q14	to Rev. Growth
Key Factors Affecting Revenue Growth:
Revenue from acquired entities[3]	$26,182	4.7%
Revenue from previously disclosed lost client	(9,300)	-1.7%
Estimated impact of foreign currency exchange rates	(10,378)	-1.9%
Organic growth, net	13,068	2.4%

Total Revenue Growth	$19,572	3.5%

	2Q15	2Q14	% Change
Depreciation and Amortization:
Depreciation	$27,092	$26,219	3.3%
Amortization - SG&A	16,441	13,346	23.2%
Amortization - COS	3,209	3,034	5.8%
Amortization - Deferred financing costs	5,007	4,880	2.6%

Total depreciation and amortization	$51,749	$47,479	9.0%

Share-based Compensation	$5,982	$2,537	135.8%

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	Six Months Ended June 30,
	2015	2014		2015
	Actual	Actual	% Change	Adjusted (1)
Revenue	$1,137,381	$1,087,459	4.6%	$1,137,381
Cost of services	484,967	465,206	4.2%	484,967
Selling, general and administrative expenses	425,288	392,502	8.4%	378,289

Operating income	227,126	229,751	-1.1%	274,125
Interest expense, net	77,275	97,337	-20.6%	67,266
Other expense (income), net	(3,739)	(3,226)	NM	(3,739)

Income from continuing operations before tax	153,590	135,640	13.2%	210,598
Income tax expense attributed to continuing operations	55,733	49,016	13.7%	76,421

Income from continuing operations	97,857	86,624	13.0%	134,177
Income from discontinued operations, net of income taxes	32,224	7,413	334.7%	33,460

Net income	$130,081	$94,037	38.3%	$167,637

Weighted average shares outstanding:
Basic	83,758	83,879		83,758
Diluted	85,920	85,312		85,920

Earnings per share - Basic:
Continuing operations	$1.17	$1.03	13.6%	$1.60
Discontinued operations	0.38	0.09	322.2%	0.40

Total Earnings Per Share - Basic	$1.55	$1.12	38.4%	$2.00

Earnings per share - Diluted:
Continuing operations	$1.14	$1.01	12.9%	$1.56
Discontinued operations	0.37	0.09	311.1%	0.39

Total Earnings Per Share - Diluted	$1.51	$1.10	37.3%	$1.95

SELECTED FINANCIAL DATA:

	2Q15 YTD vs. 2Q14 YTD	Contribution to Rev. Growth
Key Factors Affecting Revenue Growth:
Revenue from acquired entities[3]	$61,366	5.6%
Revenue from previously disclosed lost client	(19,500)	-1.8%
Estimated impact of foreign currency exchange rates	(20,334)	-1.9%
Organic growth, net	28,390	2.6%

Total Revenue Growth	$49,922	4.6%

	2Q15 YTD	2Q14 YTD	% Change
Depreciation and Amortization:
Depreciation	$54,194	$51,351	5.5%
Amortization - SG&A	32,967	25,161	31.0%
Amortization - COS	6,502	5,917	9.9%
Amortization - Deferred financing costs	10,009	9,754	2.6%

Total depreciation and amortization	$103,672	$92,183	12.5%

Share-based Compensation	$11,411	$6,147	85.6%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,	%
	2015	2014	Change
Assets:
Current assets:
Cash and cash equivalents	$158,492	$115,061	37.7%
Trust and restricted cash	20,134	18,573	8.4%
Accounts receivable, net	375,939	355,625	5.7%
Prepaid assets	50,264	45,242	11.1%
Deferred expenses	62,593	65,317	-4.2%
Other current assets	36,152	30,575	18.2%
Assets held for sale	17,524	304,605	-94.2%

Total current assets	721,098	934,998	-22.9%
Property and Equipment:
Property and equipment	1,047,698	1,045,769	0.2%
Accumulated depreciation and amortization	(723,234)	(695,739)	4.0%

Net property and equipment	324,464	350,030	-7.3%
Goodwill	1,881,074	1,884,920	-0.2%
Intangible assets	364,488	388,166	-6.1%
Other assets	258,750	259,961	-0.5%

Total assets	$3,549,874	$3,818,075	-7.0%

Liabilities and Stockholders’ Deficit:
Current Liabilities:
Accounts payable	$87,162	$91,353	-4.6%
Deferred revenue	141,368	144,413	-2.1%
Accrued expenses	216,945	228,424	-5.0%
Current maturities of long-term debt	10,310	16,246	-36.5%
Liabilities held for sale	—	84,788	NM

Total current liabilities	455,785	565,224	-19.4%
Long-term obligations	3,447,230	3,642,540	-5.4%
Deferred income taxes	90,904	96,632	-5.9%
Other long-term liabilities	181,877	173,320	4.9%

Total liabilities	4,175,796	4,477,716	-6.7%

Stockholders’ Deficit:
Common stock	85	84	1.2%
Additional paid-in capital	2,179,545	2,155,864	1.1%
Retained deficit	(2,681,063)	(2,772,775)	-3.3%
Accumulated other comprehensive loss	(59,224)	(37,506)	57.9%
Treasury stock at cost	(65,265)	(5,308)	NM

Total stockholders’ deficit	(625,922)	(659,641)	-5.1%

Total liabilities and stockholders’ deficit	$3,549,874	$3,818,075	-7.0%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of acquisitions and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income from operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended June 30,
	2015	2014	% Change
Operating income	$116,433	$115,561	0.8%
Amortization of acquired intangible assets	16,441	13,346
Share-based compensation	5,982	2,537
Secondary equity offering expense	334	—
M&A and acquisition-related costs	802	1,188

Adjusted operating income	$139,992	$132,632	5.5%

	Six Months Ended June 30,
	2015	2014	% Change
Operating income	$227,126	$229,751	-1.1%
Amortization of acquired intangible assets	32,967	25,161
Share-based compensation	11,411	6,147
Secondary equity offering expense	1,041	—
M&A and acquisition-related costs	1,580	1,514

Adjusted operating income	$274,125	$262,573	4.4%

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of bond redemption premiums, acquisitions and acquisition-related costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted net income from net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Three Months Ended June 30,
	2015	2014	% Change
Income from continuing operations	$49,223	$44,527	10.5%

Amortization of acquired intangible assets	16,441	13,346
Amortization of deferred financing costs	5,007	4,880
Share-based compensation	5,982	2,537
Secondary equity offering expense	334	—
M&A and acquisition-related costs	802	1,188

Pre-tax total	28,566	21,951
Income tax expense on adjustments	10,516	8,063

Adjusted net income from continuing operations	$67,273	$58,415	15.2%

Diluted shares outstanding	85,592	85,398
Adjusted EPS from continuing operations - diluted	$0.79	$0.68	16.2%

DISCONTINUED OPERATIONS	Three Months Ended June 30,
	2015	2014	% Change
Income from discontinued operations	$358	$3,232	-88.9%

Amortization of acquired intangible assets	—	507
Share-based compensation	—	35
M&A and acquisition-related costs	30	208

Pre-tax total	30	750
Income tax expense on adjustments	12	364

Adjusted net income from discontinued operations	$376	$3,618	-89.6%

Diluted shares outstanding	85,592	85,398
Adjusted EPS from discontinued operations - diluted	$0.00	$0.04	NM

CONSOLIDATED	Three Months Ended June 30,
	2015	2014	% Change
Net income	$49,581	$47,759	3.8%

Amortization of acquired intangible assets	16,441	13,853
Amortization of deferred financing costs	5,007	4,880
Share-based compensation	5,982	2,572
Secondary equity offering expense	334	—
M&A and acquisition-related costs	832	1,396

Pre-tax total	28,596	22,701
Income tax expense on adjustments	10,528	8,428

Adjusted net income	$67,649	$62,032	9.1%

Diluted shares outstanding	85,592	85,398
Adjusted EPS - diluted	$0.79	$0.73	8.2%

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share data

CONTINUING OPERATIONS	Six Months Ended June 30,
	2015	2014	% Change
Income from continuing operations	$97,857	$86,624	13.0%

Amortization of acquired intangible assets	32,967	25,161
Amortization of deferred financing costs	10,009	9,754
Share-based compensation	11,411	6,147
Secondary equity offering expense	1,041	—
M&A and acquisition-related costs	1,580	1,514

Pre-tax total	57,008	42,576
Income tax expense on adjustments	20,688	15,683

Adjusted net income from continuing operations	$134,177	$113,517	18.2%

Diluted shares outstanding	85,920	85,312
Adjusted EPS from continuing operations - diluted	$1.56	$1.33	17.3%

DISCONTINUED OPERATIONS	Six Months Ended June 30,
	2015	2014	% Change
Income from discontinued operations	$32,224	$7,413	334.7%

Amortization of acquired intangible assets	41	1,014
Share-based compensation	1,576	57
M&A and acquisition-related costs	386	208

Pre-tax total	2,003	1,279
Income tax expense on adjustments	767	598

Adjusted net income from discontinued operations	$33,460	$8,094	313.4%

Diluted shares outstanding	85,920	85,312
Adjusted EPS from discontinued operations - diluted	$0.39	$0.09	333.3%

CONSOLIDATED	Six Months Ended June 30,
	2015	2014	% Change
Net income	$130,081	$94,037	38.3%

Amortization of acquired intangible assets	33,008	26,175
Amortization of deferred financing costs	10,009	9,754
Share-based compensation	12,987	6,204
Secondary equity offering expense	1,041	—
M&A and acquisition-related costs	1,966	1,722

Pre-tax total	59,011	43,855
Income tax expense on adjustments	21,456	16,281

Adjusted net income	$167,636	$121,611	37.8%

Diluted shares outstanding	85,920	85,312
Adjusted EPS - diluted	$1.95	$1.43	36.4%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operating activities less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operating activities or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow from cash flows from operating activities.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$98,128	$106,478	-7.8%	$156,524	$184,290	-15.1%
Cash capital expenditures	28,557	34,081	-16.2%	64,864	66,329	-2.2%

Free cash flow	$69,571	$72,397	-3.9%	$91,660	$117,961	-22.3%

DISCONTINUED OPERATIONS	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$(1,683)	$9,873	-117.0%	$(6,962)	$17,539	-139.7%
Cash capital expenditures	—	5,825	NM	1,930	9,105	-78.8%

Free cash flow	$(1,683)	$4,048	-141.6%	$(8,892)	$8,434	-205.4%

CONSOLIDATED	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Cash flows from operating activities	$96,445	$116,351	-17.1%	$149,562	$201,829	-25.9%
Cash capital expenditures	28,557	39,906	-28.4%	66,794	75,434	-11.5%

Free cash flow	$67,888	$76,445	-11.2%	$82,768	$126,395	-34.5%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses “Adjusted EBITDA.” The Company defines Adjusted EBITDA as earnings before interest expense, share-based compensation, taxes, depreciation and amortization and transaction costs. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. Although the Company uses Adjusted EBITDA as a measure of its liquidity, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is presented here as the Company understands investors use it as a measure of its historical ability to service debt and compliance with covenants in its senior credit facilities. Further, Adjusted EBITDA is presented here as the Company uses it to measure its performance and to conduct and evaluate its business during its regular review of operating results for the periods presented. The Company utilizes this non-GAAP measure to make decisions about the use of resources, analyze performance and measure management’s performance with stated objectives. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA from cash flow from operations and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities	$98,128	$106,478	$156,524	$184,290
Income tax expense	28,677	25,146	55,733	49,016
Deferred income tax benefit	759	12,600	(2,202)	9,769
Interest expense and other financing charges	38,941	48,643	78,478	97,936
Provision for share-based compensation	(5,982)	(2,537)	(11,411)	(6,147)
Amortization of deferred financing costs	(5,007)	(4,880)	(10,009)	(9,754)
Other	(4)	(1)	(220)	(6)
Changes in operating assets and liabilities, net of business acquisitions	8,071	(24,534)	58,838	(9,099)

EBITDA	163,583	160,915	325,731	316,005
Provision for share-based compensation	5,982	2,537	11,411	6,147
Secondary equity offering expense	334	—	1,041	—
M&A and acquisition-related costs	802	1,188	1,580	1,514

Adjusted EBITDA	$170,701	$164,640	$339,763	$323,666

Cash flows from operating activities	$98,128	$106,478	$156,524	$184,290
Cash flows used in investing activities	$(45,318)	$(377,395)	$(83,721)	$(408,827)
Cash flows from (used in) financing activities	$(56,260)	$167,453	$(290,742)	$144,737

DISCONTINUED OPERATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from (used in) operating activities	$(1,683)	$9,873	$(6,962)	$17,539
Income tax expense	193	3,053	20,010	6,508
Deferred income tax benefit	2,041	72	(2,293)	(220)
Provision for share-based compensation	—	(35)	(1,576)	(57)
Other	—	—	29,596	—
Changes in operating assets and liabilities, net of business acquisitions	—	(2,398)	13,500	(1,168)

EBITDA	551	10,565	52,275	22,602
Provision for share-based compensation	—	35	1,576	57
M&A and acquisition-related costs	30	208	386	208
Gain on sale of business	—	—	(48,556)	—

Adjusted EBITDA	$581	$10,808	$5,681	$22,867

Cash flows (used in) from operating activities	$(1,683)	$9,873	$(6,962)	$17,539
Cash flows from (used in) investing activities	$5,734	$(5,460)	$269,540	$(9,402)
Cash flows used in financing activities	$—	$—	$—	$—

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow, continued

CONSOLIDATED	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash flows from operating activities	$96,445	$116,351	$149,562	$201,829
Income tax expense	28,870	28,199	75,743	55,524
Deferred income tax benefit	2,800	12,672	(4,495)	9,549
Interest expense and other financing charges	38,941	48,643	78,478	97,936
Provision for share-based compensation	(5,982)	(2,572)	(12,987)	(6,204)
Amortization of deferred financing costs	(5,007)	(4,880)	(10,009)	(9,754)
Other	(4)	(1)	29,376	(6)
Changes in operating assets and liabilities, net of business acquisitions	8,071	(26,932)	72,338	(10,267)

EBITDA	164,134	171,480	378,006	338,607
Provision for share-based compensation	5,982	2,572	12,987	6,204
Secondary equity offering expense	334	—	1,041	—
M&A and acquisition-related costs	832	1,396	1,966	1,722
Gain on sale of business	—	—	(48,556)	—

Adjusted EBITDA	$171,282	$175,448	$345,444	$346,533

CONSOLIDATED
Cash flows from operating activities	$96,445	$116,351	$149,562	$201,829
Cash flows from (used in) investing activities	$(39,584)	$(382,855)	$185,819	$(418,229)
Cash flows from (used in) financing activities	$(56,260)	$167,453	$(290,742)	$144,737

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands

CONTINUING OPERATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Income from continuing operations	$49,223	$44,527	$97,857	$86,624
Interest expense and other financing charges	38,941	48,643	78,478	97,936
Depreciation and amortization	46,742	42,599	93,663	82,429
Income tax expense	28,677	25,146	55,733	49,016

EBITDA	163,583	160,915	325,731	316,005
Provision for share-based compensation	5,982	2,537	11,411	6,147
Secondary equity offering expense	334	—	1,041	—
M&A and acquisition-related costs	802	1,188	1,580	1,514

Adjusted EBITDA	$170,701	$164,640	$339,763	$323,666

DISCONTINUED OPERATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Income from discontinued operations	$358	$3,232	$32,224	$7,413
Depreciation and amortization		4,280	41	8,681
Income tax expense	193	3,053	20,010	6,508

EBITDA	551	10,565	52,275	22,602
Provision for share-based compensation	—	35	1,576	57
M&A and acquisition-related costs	30	208	386	208
Gain on sale of business	—	—	(48,556)	—

Adjusted EBITDA	$581	$10,808	$5,681	$22,867

CONSOLIDATED	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$49,581	$47,759	$130,081	$94,037
Interest expense and other financing charges	38,941	48,643	78,478	97,936
Depreciation and amortization	46,742	46,879	93,704	91,110
Income tax expense	28,870	28,199	75,743	55,524

EBITDA	164,134	171,480	378,006	338,607
Provision for share-based compensation	5,982	2,572	12,987	6,204
Secondary equity offering expense	334	—	1,041	—
M&A and acquisition-related costs	832	1,396	1,966	1,722
Gain on sale of business	—	—	(48,556)	—

Adjusted EBITDA	$171,282	$175,448	$345,444	$346,533

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